UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020 (June 11, 2020)

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the Board of Directors (the “Board”) of Ceridian HCM Holding Inc., a Delaware corporation (“Ceridian” or the “Company”), appointed Linda P. Mantia as a Class II director having a term ending at Ceridian’s 2023 annual meeting of stockholders, and appointed her as a member of the Audit Committee of the Board (“Audit Committee”).

Ms. Mantia, age 51, is an executive with financial services, payments, and digital technology experience.  From October 2016 until July 2019, Ms. Mantia was Senior Executive Vice President, Chief Operating Officer of Manulife Financial Corporation, an international insurance and financial services company listed on the New York Stock Exchange (“NYSE”) and Toronto Stock Exchange.  From 2014 until September 2016, Ms. Mantia was Executive Vice President of Digital, Payments and Cards at Royal Bank of Canada, a multinational financial services company listed on the NYSE (“RBC”).  Between 2003 and 2014, Ms. Mantia held other leadership roles at RBC, including Executive Vice President, Global Cards and Payments (2012 – 2014).  Before joining RBC, Ms. Mantia worked at McKinsey & Co., a global management consulting firm, and prior to that, she practiced law at Davies Ward Phillips & Vineberg LLC.  Ms. Mantia qualifies as independent director under the NYSE listing standards and for purposes of serving on the Audit Committee. We believe that Ms. Mantia’s executive leadership roles and her financial services, payments and digital technology experience makes her well-qualified to serve as a director.

There are no arrangements or understandings between Ms. Mantia and any other person pursuant to which she was selected as a director of Ceridian, and there have been no transactions since the beginning of Ceridian’s last fiscal year, or are currently proposed, regarding Ms. Mantia that are required to be disclosed by Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Mantia to the Board, Ceridian entered into an indemnification agreement with Ms. Mantia in the same form that Ceridian has entered into with its other directors.  The indemnification agreement provides Ms. Mantia with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law, subject to certain exceptions contained in such agreement. A copy of the form of Indemnification Agreement is filed as Exhibit 10.11 to our Amendment No. 2 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 12, 2018.

Ms. Mantia will participate in Ceridian’s compensation arrangements for independent non-employee directors of the Company.

As a result of her appointment to the Audit Committee, the Audit Committee is comprised of Ms. Mantia, Deborah A. Farrington, Andrea S. Rosen, and Gerald C. Throop, who chairs the Audit Committee.

A copy of the Press Release issued by Ceridian in connection with this report under Item 5.02(d) is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 12, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ William E. McDonald
Name:	William E. McDonald
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: June 12, 2020